UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BROADVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3184303
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1600 Seaport Blvd, 5th Floor, North Bldg, Redwood City, CA 94063

(Address of Principal Executive Offices)

Employee Stock Purchase Plan

(Full Title of the Plans)

Pehong Chen
President, Chief Executive Officer and Interim Chief Financial Officer
BroadVision, Inc.
1600 Seaport Boulevard, 5th Floor, North Building Redwood City, California 94063
(650) 331-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Kenneth L. Guernsey
Peter H. Werner
Cooley Godward Kronish LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Employee Stock Purchase Plan	2,000,000	$2.19	$4,380,000	$134.47
Total	2,000,000	$2.19	$4,380,000	$134.47

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act "), this Registration Statement also registers any additional shares of Registrant's Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant's Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are based upon the trailing five-day average of the high and low prices of the Registrant's Common Stock as reported on OTCBB on August 27, 2007 for shares issuable pursuant to the Company's Employee Stock Purchase Plan (pursuant to Rule 457(c) under the Act).

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of Registrant's Common Stock to be issued pursuant to the Registrant's Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

No. 333-14057, No. 333-62619, No. 333-35114, No. 333-63798 No. 333-97521 and No.333-109709

        The contents of Registration Statements on Form S-8 No. 333-14057, No. 333-62619, No. 333-35114, No. 333-63798, No. 333-97521 and No. 333-109709 filed with the Securities and Exchange Commission on October 15, 1996, August 31, 1998, April 19, 2000, June 25, 2001, August 1, 2002 and October 15, 2003, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit	Description

5.1	Opinion of Cooley Godward Kronish, LLP.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP.

23.2	Consent of Stonefield Josephson, Inc.

23.3	Consent of BDO Seidman, LLP.

23.4	Consent of Cooley Godward Kronish, LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Employee Stock Purchase Plan, as amended.

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UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 28th day of August, 2007.

BroadVision, Inc.
By:	/s/Pehong Chen
Pehong Chen
Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer

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POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pehong Chen Pehong Chen	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	August 28, 2007

/s/ James D. Dixon	Director	August , 2007

/s/ Robert Lee Robert Lee	Director	August 28, 2007

/s/ Francois Stieger	Director	August 28, 2007
Francois Stieger

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EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Cooley Godward Kronish, LLP.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP

23.2	Consent of Stonefield Josephson, Inc.

23.3	Consent of BDO Seidman, LLP.

23.4	Consent of Cooley Godward Kronish, LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

99.1	Employee Stock Purchase Plan, as amended.

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